UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 DATE OF REPORT
              (DATE OF EARLIEST EVENT REPORTED): November 22, 2004


                                                                                  IRS Employer
Commission            Registrant; State of Incorporation;                         Identification
File Number           Address; and Telephone Number                               Number
-----------------     ------------------------------------------------------      -------------------
1-13739               UNISOURCE ENERGY CORPORATION                                86-0786732
                      (An Arizona Corporation)
                      One South Church Avenue, Suite 100
                      Tucson, AZ 85701
                      (520) 571-4000

1-5924                TUCSON ELECTRIC POWER COMPANY                               86-0062700
                      (An Arizona Corporation)
                      One South Church Avenue, Suite 100
                      Tucson, AZ 85701
                      (520) 571-4000


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 7.01 REGULATION FD DISCLOSURE

         In November 2003, UniSource Energy entered into an acquisition agreement that provides for the acquisition of all of UniSource Energy's outstanding common stock for $25.25 per share by an affiliate of Saguaro Utility Group L.P. (Saguaro), an Arizona limited partnership whose general partner is Sage Mountain, L.L.C. and whose limited partners include investment funds associated with Kohlberg Kravis Roberts & Co., L.P., J.P. Morgan Partners, LLC and Wachovia Capital Partners.

         The acquisition still requires the approval of the Arizona Corporation Commission (ACC), the approval of the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935 and the satisfaction of other conditions set forth in the acquisition agreement.

         On November 8, 2004, an administrative law judge (ALJ), appointed by the ACC to review the acquisition, recommended that the ACC deny the application of UniSource Energy seeking approval for the acquisition. The ALJ's recommendation was contained in a form of opinion and order which concludes that the acquisition is not in the public interest.

         On November 22, 2004, UniSource Energy filed exceptions (Exceptions) to the ALJ's recommended opinion and order (ROO). In the Exceptions, UniSource Energy vigorously disputes the ROO.

         In its Exceptions, UniSource Energy states that:

         o The proposed acquisition provides significant tangible benefits to customers and communities by:

             o Strengthening Tucson Electric Power Company's (TEP) balance sheet through a substantial infusion of equity and reduction of debt;

             o    Committing to future deleveraging of TEP; and

             o Improving the access to capital of TEP and UniSource Energy Services, Inc. (UES).

         o In addition to the advantages noted above, UniSource Energy offers additional tangible economic benefits to customers and communities by:

             o Extending an offer to fund $10 million of programs to be approved by the ACC for use between 2005 and 2008 to support customers of TEP and UES through demand side management,


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                  weatherization and low income assistance programs (or such other programs as directed by the ACC), which would double TEP's historical expenditures for these programs; and

             o Extending an offer to fund an additional $2.5 million in excess of historical giving levels in cash expenditures for charitable and community giving programs between 2005 and 2008.

         o UniSource Energy has addressed perceived risks of the acquisition by accepting all 43 conditions proposed by ACC Staff, including 3 conditions that were not previously accepted:

             o a commitment to make reductions in long-term debt and capital lease obligations of at least $500 million through 2008,

             o    an ACC-sponsored management and operations audit, and

             o an additional condition relating to the bankruptcy protections for TEP and UES.

         o Private ownership of UniSource Energy and the existence of Saguaro's partnership structure are consistent with good governance. To address specific governance concerns described in the ROO:

             o UniSource Energy disclosed that Saguaro limited partners have agreed to narrow their consent rights to further ensure that limited partner consent is only necessary for extraordinary events that could alter their investment; and

             o Saguaro and UniSource Energy committed to increase the size of their respective boards of directors and those of TEP and UES.

         o Saguaro's limited partners are providing the additional information requested by certain ACC Commissioners.

         In the Exceptions, UniSource Energy concluded with its belief that the acquisition is in the public interest, provides significant tangible economic benefits to customers and local communities and should be approved.

         The Exceptions include a proposed form of ACC opinion and order approving the acquisition.

         The ACC and its Staff will set the date for an open meeting of the ACC Commissioners to deliberate the acquisition. The ACC will then issue its own opinion and order regarding the acquisition.


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         While UniSource Energy is hopeful that the ACC will recognize the benefits of the acquisition and approve the transaction, in light of the ROO we are unable to predict whether the required regulatory approvals will be obtained in order to permit the transaction to close. If the required regulatory approvals are obtained and the other closing conditions are satisfied, we would expect to close the transaction by the end of the first quarter of 2005.

         A copy of the Exceptions is posted on UniSource Energy's website at www.unisourceenergy.com.


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                                   SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





Date: November 23, 2004                         UNISOURCE ENERGY CORPORATION
                                            ------------------------------------
                                                        (Registrant)


                                                    /s/ Kevin P. Larson
                                            ------------------------------------
                                                Vice President and Principal
                                                     Financial Officer


Date: November 23, 2004                        TUCSON ELECTRIC POWER COMPANY
                                            ------------------------------------
                                                        (Registrant)


                                                    /s/ Kevin P. Larson
                                            ------------------------------------
                                                Vice President and Principal
                                                     Financial Officer